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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-105819 and No. 333-107143 on form S-8 of our report dated March 29, 2006, relating to the financial statements and financial statement schedules of Core Molding Technologies, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Core Molding Technologies, Inc. for the year ended December 31, 2005.


/s/ Deloitte & Touche LLP
-------------------------------------
Columbus, Ohio
March 29, 2006


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